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                                                                     EXHIBIT 5.1

                     [WILLKIE FARR & GALLAGHER LETTERHEAD]
                            Willkie Farr & Gallagher
                              153 East 53rd Street
                            New York, New York 10022

June  , 1996


MFS Communications Company, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska  68154

Ladies and Gentlemen:

We have acted as counsel to MFS Communications Company, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a registration statement on Form S-3 (as amended, the "Registration Statement") relating to an offering by the Company of up to 32,200,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock").

We have examined copies of the certificate of incorporation and by-laws of the Company, and the amendments thereto, the Registration Statement, certain resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that the Common Stock, when duly sold, issued and paid for in accordance with the terms described in the Registration Statement, will be duly authorized and validly issued, and that such Common Stock will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher

Willkie Farr & Gallagher